UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 5, 2018

Papa John's International, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21660	61-1203323
(Commission File Number)	(IRS Employer Identification No.)

2002 Papa John's Boulevard
Louisville, Kentucky 40299-2367
(Address of principal executive offices) (Zip Code)

(502) 261-7272
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2018, Timothy C. O’Hern, President, International and Chief Development Officer of Papa John’s International, Inc. (the “Company”), informed the Company that he intends to retire from the Company effective immediately. Mr. O'Hern's service with the Company began in 1995 and spanned more than two decades. Mr. O’Hern remains a Papa John’s franchisee, owning and operating nine franchised stores in the U.S.

Existing Papa John’s team members will fulfill the duties previously overseen by Mr. O’Hern. Joe Smith, Senior Vice President and Chief Financial Officer, will also oversee the development and global sales functions, continuing to report to President and Chief Executive Officer, Steve Ritchie. Mr. Smith has significant experience and expertise in this capacity having previously served as the Company’s Senior Vice President, Global Sales and Development from 2016 to April 2018 and as Vice President, Global Sales and Development from 2010 to 2016. Jack Swaysland, who has served as the Chief Operating Officer, International since May 2018, will assume full responsibility of the international business, reporting to Mr. Ritchie.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA JOHN'S INTERNATIONAL, INC.
(Registrant)

Date: September 5, 2018	/s/ Steve Ritchie
Steve Ritchie
President and Chief Executive Officer

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